Exhibit 10.25

TERMINATION AND SETTLEMENT AGREEMENT

TERMINATION AND SETTLEMENT AGREEMENT made as of the 21st day of May 2023 (the “Effective Date”), by and among IR-Med, Inc., a Nevada corporation with offices at ZHR Industrial Zone Rosh Pina Israel (“IR-Med Inc.”), IR. Med Ltd., a company organized under the laws of Israel, with offices at ZHR Industrial Zone, Rosh Pina Israel (“IR-Med Ltd”; together with IR-Med Inc., the “Companies”) and Moshe Gerber residing at 4 Golda Meir Street, Apr. 53, Hod HaSharon, Israel (“MG”).

WHEREAS, MG currently serves as IR-Med Ltd.’s Chief Executive Officer under that certain employment agreement between IR-Med Ltd. and MG, entered into as of May 1, 2022, (hereinafter, the “Employment Agreement”) and concurrently serves as Chief Executive Officer of IR-Med Inc.;

WHEREAS, the Companies and MG desire to terminate MG’s employment under the Employment Agreement and his service as IR-Med Inc.’s Chief Executive Officer, all on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the terms and conditions hereafter set forth the adequacy and sufficiency of which are hereby acknowledged, the parties agree hereafter as follows:

1. Resignation of Positions by MG. Subject to the terms and conditions set forth herein, by his execution of this Agreement, MG hereby resigns from his positions as IR-Med Ltd.’s Chief Executive Officer and IR-Med Inc.’s Chief Executive Officer. MG acknowledges and agrees that his resignation is not a result of any disagreement with the Company as to its policies or procedures.

The parties acknowledge and agree that MG’s signature to this Agreement shall serve as adequate and complete legal notice of his resignation as an officer and member of management of the Companies, both to each of the respective Board of Directors of the Companies.

The parties acknowledge and agree that the Companies’ signature to this Agreement shall serve as its acceptance of MG’s resignation from these capacities, and of its responsibility to provide timely notification of such resignation to the Companies’ Boards of Directors and to all authorities to whom such resignation must be reported by law. MG agrees to execute any reasonably necessary document to facilitate and effect any notification of her resignation of positions with the Companies.

2. MG’s Status During the Notice Period.

(a) During the Notice Period (as defined and specified in the Employment Agreement) which is scheduled to terminate on August 19, 2023 (hereinafter the “Notice Period”), MGMG shall make himself available to the Company on an as needed basis as requested by the Company’s Chairman Oded Bashan. Within three days of the Effective Date, MG shall transfer in an orderly fashion to the Chairman of the Companies, Oded Bashan, all Companies’ matters on which he has been working on. During the Notice Period, MG shall report solely to the Chairman Oded Bashan.

(b) During the Notice Period, IR-Med Ltd. shall remit to MG his monthly Salary (as defined in Exhibit A to the Employment Agreement), less deductions and withholdings under Israeli or other applicable law customarily made by IR-Med Ltd. and/or required by law, and, all other Benefits specified in Exhibit A under the Employment Agreement. By his signature below, MG hereby waives any claim to any other payments (other than Salary and the Benefits ) due under the Employment Agreement.

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3. Company Property. Except as otherwise herein provided, by no later than Sunday May 28, 2023, MG shall return to Companies all IR-Med Ltd and IR-Med Inc property then in his possession, including the credit cards issued in his name, and the Company Laptop. On the Effective Date, MG shall destroy the Company credit card and send by email a photo of such destroyed credit card.

4. Financial Terms Relating to Termination of Employment. Subject to the terms and conditions set forth herein and in consideration of the resignations and releases contained herein, the Companies hereby agree as follows (collectively, the “Settlement Amount”):

(a) Subject to execution and delivery by MG of this Agreement, at the end of the Notice Period IR-Med Ltd. will release to MG all amounts accumulated in MG’s current Bituach Menahalim and Keren Hishtalmut policies, and IR-Med Ltd. (and to the extent necessary, IR-Med Inc.) shall take all reasonably necessary actions to cooperate with MG in transferring or redeeming MG’s current Bituach Menhalim and Keren Hishtalmut policies, in accordance with such policies terms and conditions and applicable law. BY HIS SIGNATURE BELOW, MG AGREES THAT THE TRANSFER TO HIM OF SUCH POLICIES IS BEING MADE IN FULL SATISFACTION OF ALL CLAIMS BY MG AGAINST THE COMPANIES, AND MG HEREBY WAIVES ANY RIGHTS HE MAY HAVE UNDER APPLICABLE LAW OR THE EMPLOYMENT AGREEMENT TO ANY ADDITIONAL AMOUNTS THAT IR-MED LTD. OR IR-MED INC. MAY BE REQUIRED TO PAY, INCLUDING, WITHOUT LIMITATION, SEVERANCE PAY UNDER ISRAELI LAW OR FURTHER PAYMENTS INTO SUCH POLICIES, AND FURTHER AGREES THAT HE SHALL HAVE NO RIGHT OR REMEDY AGAINSTIR-MED LTD. OR IR-MED INC. FOR ANY SUCH PAYMENTS OR SHORTFALL, SUBJECT TO ACTUAL TRANSFER TO MG OF SUCH POLICIES;

(b) IR-Med Inc. agrees that FOUR HUNDRED THIRTY THREE THOUSAND (433,333) of the employee stock options heretofore granted by IR-Med Inc. to MG, shall be vested upon execution of this Agreement and continue to be exercisable through December 31, 2030, at a per share exercise price of $0.32, all in accordance with each of IR-Med Inc.’s 2020 equity incentive plans and agreement thereunder.

(c) During the Notice Period, MG agrees to take the accumulated and unused vacation days under his Employment Agreement and acknowledges and agrees that he will have no claim with respect to the accumulated and unused vacation days as of the Effective Date.

(d) During the Notice Period, MG may continue to use the Company leased car in accordance with the terms currently applicable thereto. Upon the expiration of the Notice Period, MG shall return to the Company the leased car in the same condition that it is in as of the date hereof.

(e) At the end of the Notice Period and subject to MG’s compliance with the terms of this Agreement, the Company shall remit to MG an additional payment of 21, 000 NIS.

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All taxes, withholdings and deductions payable or due in respect of MG’s receipt of the Settlement Amount, or any component thereof, if any, will be borne by MG. Notwithstanding the foregoing, Companies will deduct from payments made under the Settlement Amount amounts required to be withheld in respect of deductions and withholdings under Israeli, United States other applicable law customarily made by each of IR-Med Inc. and IR-Med Ltd. and/or required by law.

MG acknowledges and agrees that the Settlement Amount is being made in full and final release by MG of any and all claims, rights or remedies that she may have under the Employment Agreement or otherwise available under law.

4. Continuing Obligations of MG. Notwithstanding anything else contained herein, MG hereby acknowledges and agrees that the provisions of the Employment Agreement relating to Confidentiality and Non-compete shall continue in full force and effect after the Effective Date of this Agreement, in accordance with their terms and for the duration specified therein. Nothing contained in this Agreement shall be construed or interpreted as a waiver by the Companies or any of its affiliates or subsidiaries of any right or remedy available under of the Employment Agreement in the event of a breach occurring after the Effective Date of this Agreement.

5. Releases.

5.1 In consideration of the promises, covenants and releases contained herein, the adequacy of which is hereby acknowledged, MG (on his behalf and on behalf of each of his respective agents, attorneys, heirs, successors, executors, personal representatives and assigns) does hereby absolutely and unconditionally waive, release and forever discharge each of the Companies, their respective affiliates and subsidiaries, their respective past, present and future officers, directors, shareholders, employees, agents, attorneys, successors and assigns (hereinafter, the “Companies’ Released Parties”), from any claims, demands, obligations, liabilities, rights, causes of action and damages, whether liquidated or unliquidated, absolute or contingent, known or unknown, from the beginning of time to the Effective Date of this Agreement, or that arise under the Employment Agreement or that arise under any body of labor or contract law, including any claims under Israeli labor laws and regulations, or any claim for wrongful termination, or claims with respect to any other payment or benefit required under Israeli law. Notwithstanding the foregoing, the rights and obligations set forth in this Agreement shall remain in full force and effect; nothing hereunder shall be construed to release any rights accrued to MG to continue or redeem any employee welfare benefit plan (including without limitation Betuach Menahalim and Keren Hishtalmut) during his employment, or to release any rights accrued or applicable to MG under any applicable insurance policy, including any officer and director liability insurance coverage or any errors and omissions coverage; nothing hereunder shall waive any indemnification rights applicable to MG as a former officer of the Companies.

5.2 In consideration of the promises, covenants and releases contained herein, the adequacy of which is hereby acknowledged, each of the Companies (on its behalf and on behalf of its affiliates and subsidiaries and each of their respective, past, present and future officers, directors, employees, attorneys, agents, successors, executors, and assigns) does hereby absolutely and unconditionally waive, release and forever discharge MG (and her agents, attorneys, heirs, successors, executors, personal representatives and assigns), from any claims, demands, obligations, liabilities, rights, causes of action and damages, whether liquidated or unliquidated, absolute or contingent, known or unknown, from the beginning of time to the Effective Date of the employment Agreement, or that arise under any body of labor or contract law, provided, that, this release shall not apply to any derivative claim or suit by a shareholder of IR-Med Inc. Additionally, the foregoing release shall not be construed as a waiver of future claims by Companies arising from MG ‘s conduct after the Effective Date of this Agreement with respect to his obligations to Companies under the confidentiality and non-competition provisions contained in the Employment Agreement and any undertakings of MG pursuant to this Agreement.

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6. Non-Disparagement. MG (on behalf of her heirs and personal representatives), agrees not to make disparaging remarks concerning the Companies or their respective businesses or any of their respective employees, consultants, stockholders, directors, affiliates, subsidiaries or representatives. Each of the Companies agrees not to make disparaging remarks concerning MG. Nothing herein shall be interpreted as affecting either of the parties’ obligations to comply with the specific terms of any valid and effective subpoena, oral questions, interrogatories, requests for information, civil investigative demand or order issued by a court of competent jurisdiction or by a governmental body.

7. Press Release. On or immediately following the Effective Date, IR-Med Inc. shall issue a press release relating to MG ‘s resignation.

8. Reliance. The parties acknowledge and agree that in the execution of this Agreement, neither has relied upon any representation by any party, except as expressly stated or referred to herein.

9. Headings. Section and subsection headings are not to be considered part of this Agreement and are included solely for convenience and are not intended to be full or accurate descriptions of the content thereof.

10. Successors and Assigns. Except as otherwise provided in this Agreement, all the terms and provisions of this Agreement shall be upon, and shall inure to the benefit of, the parties hereto and their respective heirs, personal representatives, successors and assigns.

11. Non-Assignment. By his signature below, MG represents and warrants that she has not assigned or otherwise conveyed to any third party any claim against any of the Companies or any of their respective directors or officers.

12. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

13. Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes any prior or contemporaneous understanding or agreement or letters, written or verbal, among the parties with respect to the subject matter hereof other than as expressly referenced herein. No supplement, modification or waiver or termination of this Agreement or any provision hereof shall be binding unless executed in writing by the parties to be bound thereby.

14. Governing Law. Jurisdiction and Forum. This Agreement, its validity, construction and effect shall be governed by and construed under the laws of the State of New York without reference to the principles of conflict of laws. The parties hereby irrevocably consent to the jurisdiction of the courts of the State of New York or the appropriate federal court sitting in the State of New York for all actions, disputes, controversies, differences or questions arising out of or relating to this Agreement.

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IN WITNESS WHEREOF, each of the parties has set forth its/his signature as of the date first written above.

IR-Med, Inc.		IR. Med, Ltd.

By:	/s/ Oded Bashan	By:	/s/ Sharon Levkoviz
Title:	Chairman	Title:	CFO
Name:	Oded Basham	Name:	Sharon Levkoviz

/s/ Moshe Gerber
Moshe Gerber

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